Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SOLO BRANDS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 2021, AT 6:55 O’CLOCK P.M.

6019831 8100	Authentication: 203520119
SR# 20212533742	Date: 06-23-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 06/23/2021
FILED 06:55 PM 06/23/2021
SR 20212533742 - File Number 6019831

CERTIFICATE OF INCORPORATION

OF

SOLO BRANDS, INC.

FIRST: The name of the corporation is Solo Brands, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the city of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares, having a par value of $0.001 per share. All such shares are Common Stock.

FIFTH: The name and mailing address of the incorporator is:

Kent Christensen

1070 S Kimball Ave, Suite 121

Southlake, Texas 76092

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to make, alter or repeal the bylaws of the Corporation (the “Bylaws”).

SEVENTH: Election of directors comprising the Board of Directors (each such director, in its capacity as such, a “Director”) need not be by written ballot unless the Bylaws shall so provide.

EIGHTH: No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived an improper personal benefit.

NINTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23 day of June, 2021.

/s/ Kent Christensen
Kent Christensen
Sole Incorporator